Principal Underwriter Agreement


     THIS AGREEMENT is made and entered into as of this ___ day of _____, 2001, by and between ____________________, an open end investment company (the "Company"), and T. O. Richardson Securities, Inc., a Connecticut corporation (the "Principal Underwriter" or "Underwriter").

     WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of common stock or beneficial interest ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Company desires to retain the Underwriter as a statutory principal underwriter in connection with the offering and sale of the Shares of each series listed on Exhibit A hereto (as amended from time to time) (each a "Fund", collectively the "Funds");

     WHEREAS, the Underwriter is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, this Agreement has been approved by a vote of the Company's board of directors ("Board") and its disinterested directors in conformity with
Section 15(c) of the 1940 Act; and

     WHEREAS, the Underwriter is willing to act as the statutory principal underwriter for the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Appointment as Principal Underwriter

     The Company hereby appoints the Underwriter as its agent for the sale and distribution of Shares of the Funds, on the terms and conditions set forth in this Agreement, and the Underwriter hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

     2.   Services and Duties of the Underwriter

     A. The Underwriter agrees to sell Shares of the Funds on a best efforts basis as agent for the Company during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Company under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     B. During the continuous public offering of Shares of the Funds, the Underwriter will hold itself available to receive orders, satisfactory to the Underwriter, for the purchase of Shares of the Funds and will accept such orders on behalf of the Company. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     C. The Underwriter, with the operational assistance of the Company's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

     D. In connection with all matters relating to this Agreement, the Underwriter agrees to act in conformity with the Company's Charter Documents and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Underwriter acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Company and the Underwriter.

     E. The Underwriter at its sole discretion may repurchase Shares offered for sale by shareholders of the Funds. Repurchase of Shares by the Underwriter shall be at the price determined in accordance with, and in the manner set forth in, the current Prospectus. At the end of each business day, the Underwriter shall notify, by any appropriate means, the Company and its transfer agent of the orders for repurchase of Shares received by the Underwriter since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchase. The Company reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Company to receive and transmit promptly to the Company's transfer agent shareholder requests for redemption of Shares.

     F. The Underwriter may, in its discretion, enter into agreements with such qualified broker-dealers as it may select, in order that such broker-dealers also may sell Shares of the Funds. The form of any such agreement shall be mutually agreed upon and approved by the Company and the Underwriter. The Underwriter may pay a portion of any applicable sales charge, or allow a discount, to a selling broker-dealer, as described in the Prospectus or, if not described, as agreed upon with the broker-dealer. The Underwriter shall include in the forms of agreement with selling broker-dealers a provision for the forfeiture by them of their sales charge or discount with respect to Shares sold by them and redeemed, repurchased or tendered for redemption within seven business days after the date of confirmation of such purchases.

     G. The Underwriter shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

     H. The Underwriter shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

     I. The services furnished by the Underwriter hereunder are not to be deemed exclusive and the Underwriter shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     3.   Duties and Representations of the Company

     A. The Company represents that it is duly organized and in good standing under the law of its jurisdiction of organization and registered as an open-end management investment company under the 1940 Act. The Company agrees that it will act in material conformity with its Charter Documents, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Company agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Company represents and warrants that this Agreement has been duly authorized by all necessary action by the Company under the 1940 Act, state law and the Company's Charter Documents and By-Laws.

     B. The Company, or its agent, shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Company authorizes the Underwriter to use the Prospectus, in the form furnished to the Underwriter from time to time, in connection with the sale of Shares.

     C. The Company represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Company further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Company shall advise the Underwriter promptly of any such determination.

     D. The Company agrees to advise the Underwriter promptly in writing:

          (i) of any correspondence or other communication by the SEC or its staff relating to the Funds, including requests by the SEC for amendments to the Registration Statement or Prospectus;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading; and

          (iv) of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus that may from time to time be filed with the SEC.

     E. The Company shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Company shall notify the Underwriter in writing of the states in which the Shares may be sold and shall notify the Underwriter in writing of any changes to such information.

     F. The Company agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     G. The Company shall fully cooperate in the efforts of the Underwriter to sell and arrange for the sale of Shares and shall make available to the Underwriter a statement of each computation of net asset value. In addition, the Company shall keep the Underwriter fully informed of its affairs and shall provide to the Underwriter from time to time copies of all information, financial statements, and other papers that the Underwriter may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Company by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Underwriter may request. The Company shall promptly forward a copy of any SEC filings, including the Registration Statement, to the Underwriter. The Company represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by a registered broker-dealer.

     H. The Company represents and warrants that its Registration Statement and any advertisements and sales literature of the Company (excluding statements relating to the Underwriter and the services it provides that are based upon written information furnished by the Underwriter expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Underwriter pursuant to this Agreement shall be true and correct in all material respects.

     4.   Expenses

     A. The Company shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Company pursuant to Section 3(E) hereof.

     B. The Underwriter shall bear the expenses of registration or qualification of the Underwriter as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Underwriter does not assume responsibility for any expenses not expressly assumed hereunder.

     5.   Indemnification

     A. The Company shall indemnify, defend and hold the Underwriter, and each of its present or former members, officers, employees, representatives and any person who controls or previously controlled the Underwriter within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Underwriter, each of its present and former members, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company's obligation to indemnify the Underwriter and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information relating to the Underwriter and furnished to the Company or its counsel by the Underwriter in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. The Company's agreement to indemnify the Underwriter, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Company being notified of such action brought against the Underwriter, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Underwriter, or such person, unless the failure to give notice does not prejudice the Company. Such notification shall be given by letter or by telegram addressed to the Company's President, but the failure so to notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this Section 5(A).

     B. The Company shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company and approved by the Underwriter, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Company does not elect to assume the defense of any such suit, or in case the Underwriter does not, in the exercise of reasonable judgment, approve of counsel chosen by the Company or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Underwriter, and each of its present or former members, officers, employees, representatives or any controlling person, the Company will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Underwriter and them. The Company's indemnification agreement contained in Sections 5(A) and 5(B) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, and each of its present or former members, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Underwriter's benefit, to the benefit of each of its present or former members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any of the Shares.

     C. The Company shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 5 to the maximum extent permissible under applicable law.

     D. The Underwriter shall indemnify, defend and hold the Company, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigation or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Company, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Company's Registration Statement or any Prospectus, as from time to time amended or supplemented, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, written information relating to the Underwriter and furnished to the Company or its counsel by the Underwriter for the purpose of, and used in, the preparation thereof. The Underwriter's agreement to indemnify the Company, and any of the foregoing indemnitees, is expressly conditioned upon the Underwriter's being notified of any action brought against the Company, and any of the foregoing indemnitees, such notification to be given by letter or telegram addressed to the Underwriter's President, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person unless the failure to give notice does not prejudice the Underwriter, but the failure so to notify the Underwriter of any such action shall not relieve the Underwriter from any liability which the Underwriter may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Underwriter's indemnity agreement contained in this
Section 5(D).

     E. The Underwriter shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by the Underwriter and approved by the Company, which approval shall not be unreasonably withheld. In the event the Underwriter elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Underwriter does not elect to assume the defense of any such suit, or in case the Company does not, in the exercise of reasonable judgment, approve of counsel chosen by the Underwriter or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Company and the Underwriter, and each of its present or former members, officers, employees, representatives or any controlling person, the Underwriter will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Company and them. The Underwriter's indemnification agreement contained in Sections 5(D) and (E) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Company's benefit, to the benefit of each of its present or former directors, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Underwriter agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Underwriter or any of its officers or directors in connection with the issue and sale of any of the Shares.

     F. No person  shall be  obligated  to  provide  indemnification  under this
Section 5 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 5 to the maximum extent so permissible.

     6.   Obligations of the Company

     This Agreement is executed by and on behalf of the Company and the obligations of the Company hereunder are not binding upon any of the directors, officers or shareholders of the Company individually but are binding only upon the Company and with respect to the Funds to which such obligations pertain.

     7.   Governing Law

     This Agreement shall be construed in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Connecticut, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

     8.   Duration and Termination

     A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect for six months from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund, provided such continuance is specifically approved at least annually by (i) the Company's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved at least annually by a majority of the Company's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     B. Subject to the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through the Company's Board's failure to renew this Agreement on an annual basis, (ii) upon mutual consent of the parties, or (iii) upon no less than 30 days' written notice, by either the Company through a vote of a majority of the members of the Board who are not "interested persons" of the Company and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Underwriter. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Underwriter and the Company. If required under the 1940 Act, any such amendment must be approved by the Company's Board, including a majority of the Company's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. This Agreement will automatically terminate in the event of its assignment.

     9.   Confidentiality

     The Underwriter agrees on behalf of its employees to treat all records relative to the Company and prior, present or potential shareholders of the Company as confidential, and not to use such records for any purpose other than performance of the Underwriter's responsibilities and duties under this Agreement, except after notification and prior approval by the Company, which approval shall not be unreasonably withheld, and may not be withheld where the Underwriter may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Company. Records and information which have become known to the public through no wrongful act of the Underwriter or any of its employees, agents or representatives shall not be subject to this paragraph.

     10.  Miscellaneous

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     11.  Notices

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

Notice to the Underwriter shall be sent to:

         T. O. Richardson Securities, Inc.
         Attn:  President
         Two Bridgewater Road
         Farmington, CT 06032

notice to the Company shall be sent to:




     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.


[COMPANY]                                   T. O. RICHARDSON SECURITIES, INC.

By: __________________________              By: ______________________________

Title: _________________________            Title: _____________________________



                                    Exhibit A
                                     to the
                         Principal Underwriter Agreement

                                   Fund Names

                       Separate Series of _______________

Name of Series                                                        Date Added